UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

INPIXON

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01	Entry into a Material Definitive Agreement

On December 6, 2017, Inpixon (the “Company”) entered into Subscription Agreements (the “Agreement”) with certain service providers and vendors (the “Providers”) in connection with the issuance by the Company of an aggregate of 2,279,411 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 1,103,030 shares (the “Initial Shares”) issuable at closing and up to an additional 1,176,381 shares of Common Stock (the “Reserve Shares”, together with the Initial Shares, the “Shares”) that the Providers shall have the right (the “Rights”) to receive subject to certain beneficial ownership limitations at a purchase price of $0.34 per Share, in satisfaction of an aggregate of $775,000 payable to the Providers by the Company for services rendered. The Company will not receive any cash proceeds from the issuance and sale of the Shares.  The closing of the sale of the Shares pursuant to the Agreement is expected to occur on or prior to December 7, 2017, subject to customary closing conditions.

The Shares were sold by the Company pursuant to a prospectus supplement, dated as of December 5, 2017, to the Company’s effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2015 and declared effective on May 28, 2015 (File No. 333-204159) (the “Registration Statement”), and a base prospectus dated as of May 28, 2015 contained in such Registration Statement.

The representations, warranties and covenants contained in the Agreement were made solely for the benefit of the parties to the Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The form of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the document is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

The legal opinion and consent of Mitchell Silberberg & Knupp LLP relating to the issuance of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP

10.1	Form of Subscription Agreement

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

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Forward Looking Statements.

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” , or expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include cash estimates, the completion of the sale of the Company’s securities and the amount and use of the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Company’s business, including, without limitation: the satisfaction of customary closing conditions related to the sale of the Company’s securities; and other risks detailed in the periodic reports the Company files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: December 6, 2017	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP

10.1	Form of Subscription Agreement

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

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